EXHIBIT 3.1

ARTICLES OF INCORPORATION

to the

DELTA PETROLEUM CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned incorporator, being a natural person of the age of eighteen (18) or more, and desiring to form a corporation under the laws of the State of Colorado, do hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these ARTICLES OF INCORPORATION.

ARTICLE I

NAME

The name of the corporation shall be: DELTA PETROLEUM CORPORATION.

ARTICLE II

PERIOD OF DURATION

This corporation shall exist perpetually unless dissolved according to law.

ARTICLE III

PURPOSE

The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Corporation Code.

ARTICLE IV

CAPITAL

The total number of shares of all classes of stock which the corporation shall have authority to issue is 100,000,000 shares of common stock having a par value of $. 01 per share. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.

In furtherance to the foregoing purposes and in furtherance of the conduct of all of its business and affairs, the corporation shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado and all other rights powers and privileges of any kind whatever.

ARTICLE V

PREEMPTIVE RIGHTS

A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any rights, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying any rights, options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE VI

CUMULATIVE VOTING

The shareholders shall not be entitled to cumulative voting.

ARTICLE VII

SHARE TRANSFER RESTRICTIONS

The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation’s right to so impose such restrictions.

ARTICLE VIII

REGISTERED OFFICE AND AGENT

The initial registered office of the corporation shall be at 717 Seventeenth Street, Suite 2650, Denver, Colorado 80202 and the name of the initial registered agent at such address is Aleron H. Larson, Jr. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IX

INITIAL BOARD OF DIRECTORS

The initial board of directors of the corporation shall consist of two (2) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

Aleron H. Larson, Jr.	Suite 2650
717 Seventeenth Street
Denver, Colorado 80202

Robert K. Schader	Suite 3A
1035 Pearl Street
Boulder, Colorado 80302

ARTICLE X

INDEMNIFICATION

The corporation may:

(A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful. The termination of any action, suit,. or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

(B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(C) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (6) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorirm is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(E) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

(F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

(G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X.

ARTICLE XI

TRANSACTIONS WITH INTERESTED DIRECTORS

No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE XII

VOTING OF SHAREHOLDERS

With respect to any action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

ARTICLE XIII

INCORPORATOR

The name and address of the incorporator is as follows:

Aleron H. Larson, Jr.	Suite 2650
717 Seventeenth St.
Denver, CO 80202

IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION on December 21, 1984.

/s/ Aleron H. Larson, Jr.
Aleron H. Larson, Jr.

STATE OF COLORADO	)
CITY AND	) ss.
COUNTY OF DENVER	)

I, the undersigned, a notary public, hereby certify that on December 21, 1984 the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

WITNESS my hand and official seal

/s/ Betty Coleman
Notary Public

My Commission Expires:	Notary Public Address:

May 24, 1987	#2650, 717 17th
Denver, CO 80202

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) Delta Petroleum Corporation.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 19, 1987, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

☐	Such amendment was adopted by the board of directors where no shares have been issued

☒	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

Item IV of the Articles of Incorporation of Delta Petroleum Corporation is amended to read:

CAPITAL

The total number of shares of all classes of stock which the corporation shall have authority to issue is 303,000,000 shares, of which 3,000,000 shares shall be preferred stock each with a par value of $.10 per share and 300,000,000 shares shall be common stock with a par value of $.01 per share. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.

Article VIII of the Articles of Incorporation of Delta Petroleum Corporation is amended to read:

The registered office of the corporation shall be at 555 Seventeenth Street, Suite 3310, Denver, Colorado 80202, and the name of the registered agent shall be Aleron H. Larson, Jr. Either the registered office or the registered agent may be changed in the manner provided by law.

THIRD: The manner, if not set forth in such amendment, in which any exchange reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

Delta Petroleum Corporation (Note 1)

By	/s/ Aleron H. Larson
President

By	/s/ Roger A. Parker	(Note 2)
Secretary

By	/s/ [illegible]	(Note 3)
Director

NOTES:	1.	Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
	2.	Signatures and name of officers signing for the corporation
	3.	Where no shares have been issued, signature of a director.

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION (PROFIT)

Form 205 Revised July 1, 2002

Filing fee: $25.00

Deliver to: Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained

at www.sos.state.co.us                         ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to Sec. 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the corporation is: Delta Petroleum Corporation

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 12/17/02

3. The text of each amendment adopted (include attachment if additional space needed): See Attachment A

4. If changing the corporation name, the new name of the corporation is: N/A

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: N/A

6. Indicate manner in which amendment(s) was adopted (mark only one):

☐	No shares have been issued or Directors elected - Adopted by Incorporator(s)

☐	No shares have been issued but Directors have been elected - Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required B Adopted by the board of directors

☒	The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) effective upon filing (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Stanley F. Freedman, c/o Krys Boyle, P.C., 600 Seventeenth Street - Suite 2700S, Denver, Colorado 80202

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

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ATTACHMENT A

Article XII of the corporation’s current Articles of Incorporation, as amended, is deleted in its entirety and replaced with the following language:

ARTICLE XII

QUORUM FOR SHAREHOLDERS’ MEETINGS AND ACTS OF SHAREHOLDERS

Thirty-three and one-third percent (33 1/3%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. At all meetings of shareholders, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.”

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